Exhibit 99.1

Sientra Reports Fourth Quarter and Full Year 2019 Financial Results

Achieves Record Fourth Quarter Net Sales and Strong Growth Across Both Business Segments

Well-Capitalized Balance Sheet Provides Enhanced Flexibility to Execute on Strategic Initiatives

Q4 and Full Year 2019 Highlights:

•	Record Q4 total net sales of $23.2 million, growth of 22% year-over-year
•	Breast Products Q4 net sales of $12.8 million, growth of 22% year-over-year
•	Record miraDry Q4 net sales of $10.4 million, growth of 22% year-over-year
•	Record full year 2019 consolidated net sales of $83.7 million, growth of 23% year-over-year

Santa Barbara, CA – March 11, 2020 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a diversified medical aesthetics company, today announced its financial results for the fourth quarter and full year ended December 31, 2019.

Jeff Nugent, Sientra’s Chairman and Chief Executive Officer, said, “2019 was a pivotal year of growth and strategic transformation for Sientra. We achieved important vertical integration through our fourth-quarter acquisition of OPUS® breast implant manufacturing operations from Vesta, which complements our innovation lab, enables us to directly control our manufacturing and product development efforts, and increases our speed-to-market. At the same time, we continued to gain market share in Breast Products, growing full year 2019 net sales by 25% over 2018 through continued strong growth in cosmetic procedures and record growth in our tissue expander business. In addition, we had a record year in our miraDry segment, which grew full year 2019 net sales by 20% over 2018, reflecting record system placements in North America and continued growth in bioTips utilization, as well as our targeted, cost-effective global marketing campaign.”

Mr. Nugent added, “We remain focused on strengthening our balance sheet and were pleased to announce today that we have raised $60 million through a convertible debt financing with Deerfield Management. This infusion of capital provides us with enhanced financial flexibility to execute on our strategic initiatives as we continue on our path to aesthetics market leadership.”

Mr. Nugent concluded, “Looking ahead, we remain focused on driving growth in net sales and profitability by continuing to gain market share in Breast Products, leveraging the significant brand value of miraDry, executing on our operational efficiency initiatives and realizing the full benefits of our OPUS® implant manufacturing acquisition. I am confident our recent achievements, well-capitalized balance sheet, talented team and commitment to innovation will drive significant value for our shareholders and other stakeholders in 2020 and beyond.”

Fourth Quarter and Full Year 2019 Financial Review

Total net sales for the fourth quarter 2019 were $23.2 million, an increase of 22% compared to total net sales of $19.0 million for the same period in 2018. Total net sales for full year 2019 were $83.7 million, an increase of 23% compared to total net sales of $68.1 million for full year 2018.

Net sales for the Breast Products segment totaled $12.8 million in the fourth quarter 2019, a 22% increase compared to $10.4 million for the same period in 2018. Net sales for the Breast Products segment in full year 2019 totaled $46.4 million, representing a 25% increase compared to $37.0 million in full year 2018. Breast Products sales growth was primarily driven by continued market share growth resulting from the Company’s new customer conversion programs and deeper penetration of existing accounts.

Net sales for the miraDry segment totaled $10.4 million in the fourth quarter 2019, a 22% increase compared to $8.6 million for the same period in 2018. Net sales for the miraDry segment in full year 2019 totaled $37.3 million, representing a 20% increase compared to $31.1 million in full year 2018. miraDry sales growth was driven by continued momentum in both systems placements and consumables utilization, as well as the Company’s cost-effective global marketing and brand awareness initiatives, which led to more than 2.7 million visits to miraDry.com and more than 100,000 new patient leads for providers in 2019.

Gross profit for the fourth quarter 2019 was $14.2 million, or 61.3% of sales, compared to gross profit of $11.4 million, or 59.7% of sales, for the same period in 2018. Gross profit for the full year 2019 was $50.7 million, or 60.6% of sales, compared to gross profit of $41.3 million, or 60.6% of sales, for full year 2018.

With respect to Sientra’s organizational efficiency initiative, the Company remains on track to reduce annual pre-tax operating expenses by approximately $10 million in 2020 and another $5 million in 2021. Sientra is in the process of closing miraDry's Santa Clara facility, outsourcing miraDry product assembly and consolidating a number of business support functions at Sientra’s Santa Barbara headquarters.

Excluding $1.1 million of restructuring charges related to Sientra’s organizational efficiency initiative, operating expenses for the fourth quarter 2019 were $32.4 million, compared to $35.7 million of operating expenses for the same period in 2018.

Net loss for the fourth quarter 2019 was ($20.2) million, or ($0.41) per share, compared to a net loss of ($24.6) million, or ($0.86) per share, for the same period in 2018. Net loss for the full year of 2019 was ($106.8) million, or ($2.63) per share, compared to a net loss of ($82.6) million, or ($3.25) per share, for full year 2018.

On a non-GAAP basis, the Company reported an adjusted EBITDA loss of ($14.0) million and ($72.8) million for the fourth quarter and full year 2019, respectively, compared to a loss of ($19.4) million and ($60.0) million for the fourth quarter and full year 2018, respectively.

Net cash and cash equivalents as of December 31, 2019 were $88 million, compared to $121 million as of September 30, 2019. Uses of cash in the quarter included a $14 million upfront payment for the Vesta manufacturing operations to Lubrizol Life Science and $5 million of working capital investments associated with the acquisition of the OPUS® manufacturing operation. Subsequent to year-end and as announced on March 11, 2020, Sientra completed a $60 million convertible financing with Deerfield Management.

2020 Net Sales Outlook

For full year 2020, the Company expects to achieve total net sales of $94 million to $98 million, representing growth of 12% to 17% compared to net sales of $83.7 million in 2019.

•	Breast Products net sales of $55 to $57 million; and
•	miraDry net sales of $39 to $41 million.

The current 2020 net sales outlook factors in anticipated impact from COVID-19.  There is a significant level of uncertainty with this dynamic and evolving situation, and the Company will provide a financial and operational update if its 2020 outlook changes.

Conference Call

Sientra will hold a conference call today, March 11, 2020 at 5:00 pm ET to discuss fourth quarter results. The dial-in numbers are 844-464-3933 for domestic callers and 765-507-2612 for international callers. The conference ID is 9744698. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a diversified global medical aesthetics company and a leading partner to aesthetic physicians. The Company offers a suite of products designed to make a difference in patients' lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products Segment includes its OPUS® breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*). The Company’s miraDry Segment, comprises its miraDry® system, which is approved for sale in over 40 international markets, and is the only non-surgical FDA-cleared device for the permanent reduction of underarm sweat, odor and hair of all colors.

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy. Such statements are subject to risks and uncertainties, including the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, the acceptance and growth of its miraDry segment, and the Company’s ability to realize the expected benefits of its organizational efficiency initiative. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact

Investor Relations

805-679-8885

Sientra, Inc
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net sales	$23,210	$19,022	$83,699	$68,126
Cost of goods sold	8,971	7,668	33,012	26,822
Gross profit	14,239	11,354	50,687	41,304
Operating expenses:
Sales and marketing	19,202	21,725	80,189	67,715
Research and development	4,011	3,015	13,537	10,945
General and administrative	9,233	10,999	46,771	42,418
Restructuring	1,083	—	1,083	—
Goodwill and other intangible impairment	—	—	12,674	—
Total operating expenses	33,529	35,739	154,254	121,078
Loss from operations	(19,290)	(24,385)	(103,567)	(79,774)
Other income (expense), net:
Interest income	323	318	1,406	532
Interest expense	(1,292)	(954)	(4,568)	(3,428)
Other income (expense), net	46	386	(55)	39
Total other income (expense), net	(923)	(250)	(3,217)	(2,857)
Loss before income taxes	(20,213)	(24,635)	(106,784)	(82,631)
Income tax (benefit) expense	34	(4)	34	(4)
Net loss	$(20,247)	$(24,631)	$(106,818)	$(82,627)
Basic and diluted net loss per share attributable to common stockholders	$(0.41)	$(0.86)	$(2.63)	$(3.25)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	49,506,169	28,623,232	40,654,272	25,402,241

Sientra, Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$87,608	$86,899
Accounts receivable, net	27,548	22,527
Inventories, net	39,612	24,085
Prepaid expenses and other current assets	2,489	2,612
Total current assets	157,257	136,123
Property and equipment, net	12,314	2,536
Goodwill	9,202	12,507
Other intangible assets, net	17,390	16,495
Other assets	8,241	698
Total assets	$204,404	$168,359
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$6,508	$6,866
Accounts payable	9,352	13,184
Accrued and other current liabilities	32,551	27,697
Legal settlement payable	—	410
Customer deposits	13,943	9,936
Sales return liability	8,116	6,048
Total current liabilities	70,470	64,141
Long-term debt, net of current portion	38,248	27,883
Deferred and contingent consideration	5,177	6,481
Warranty reserve and other long-term liabilities	8,627	2,976
Total liabilities	122,522	101,481
Stockholders’ equity:
Total stockholders’ equity	81,882	66,878
Total liabilities and stockholders’ equity	$204,404	$168,359

Sientra, Inc
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(106,818)	$(82,627)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	7,629	—
Intangible asset impairment	5,045	—
Depreciation and amortization	3,524	3,321
Provision for doubtful accounts	2,298	2,043
Provision for warranties	929	325
Provision for inventory	2,626	955
Amortization of right-of-use assets	4,174	—
Lease liability accretion	1,627	—
Change in fair value of warrants	(75)	(81)
Change in fair value of deferred consideration	100	24
Change in fair value of contingent consideration	1,044	2,528
Change in deferred revenue	1,124	627
Non-cash portion of debt extinguishment loss	53	—
Amortization of debt discount and issuance costs	359	174
Stock-based compensation expense	12,478	13,824
Loss on disposal of property and equipment	119	74
Deferred income taxes	18	(8)
Payments of contingent consideration liability in excess of acquisition-date fair value	(1,968)	(320)
Restructuring charges	1,083	—
Changes in assets and liabilities:
Accounts receivable	(7,320)	(14,094)
Inventories	(10,921)	(4,144)
Prepaid expenses, other current assets and other assets	(11,102)	(1,302)
Insurance recovery receivable	—	39
Accounts payable	(2,225)	8,502
Accrued and other liabilities	3,500	7,885
Legal settlement payable	(410)	(590)
Customer deposits	4,008	4,513
Sales return liability	2,068	2,142
Net cash used in operating activities	(87,033)	(56,190)
Cash flows from investing activities:
Purchase of property and equipment	(4,071)	(855)
Business acquisitions, net of cash and restricted cash acquired	(17,943)	—
Net cash used in investing activities	(22,014)	(855)
Cash flows from financing activities:
Net proceeds from issuance of common stock	107,734	107,551
Proceeds from exercise of stock options	125	1,149
Proceeds from issuance of common stock under ESPP	1,216	993
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(3,064)	(1,635)
Gross borrowings under the Term Loan	5,000	10,000
Gross borrowings under the Revolving Loan	22,296	12,109
Repayment of the Revolving Loan	(15,788)	(12,109)
Payments of contingent consideration up to acquisition-date fair value	(5,766)	(680)
Deferred financing costs	(1,997)	(22)
Net cash provided by financing activities	109,756	117,356
Net increase in cash, cash equivalents and restricted cash	709	60,311
Cash, cash equivalents and restricted cash at:
Beginning of period	87,242	26,931
End of period	$87,951	$87,242

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$87,608	$86,899
Restricted cash included in other assets	343	343
Total cash, cash equivalents and restricted cash	$87,951	$87,242

Sientra, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
Dollars, in thousands	2019	2018	2019	2018
Net loss, as reported	$(20,247)	$(24,631)	$(106,818)	$(82,627)
Adjustments to net loss:
Interest (income) expense and other, net	923	250	3,217	2,857
Provision for income taxes	34	(4)	34	(4)
Depreciation and amortization	986	821	3,524	3,427
Accretion in fair value adjustments to contingent consideration	454	368	1,044	2,528
Stock-based compensation	2,797	3,748	12,478	13,824
Restructuring	1,083	—	1,083	—
Goodwill and other intangible impairment	—	—	12,674	—
Total adjustments to net loss	6,277	5,183	34,054	22,632
Adjusted EBITDA	$(13,970)	$(19,448)	$(72,764)	$(59,995)

	Three Months Ended		Year Ended
	December 31,		December 31,
As a Percentage of Revenue**	2019	2018	2019	2018
Net loss, as reported	(87.2%)	(129.5%)	(127.6%)	(121.3%)
Adjustments to net loss:
Interest (income) expense and other, net	4.0%	1.3%	3.8%	4.2%
Provision for income taxes	0.1%	0.0%	0.0%	0.0%
Depreciation and amortization	4.2%	4.3%	4.2%	5.0%
Accretion in fair value adjustments to contingent consideration	2.0%	1.9%	1.2%	3.7%
Stock-based compensation	12.1%	19.7%	14.9%	20.3%
Restructuring	4.7%	0.0%	1.3%	0.0%
Goodwill and other intangible impairment	0.0%	0.0%	15.1%	0.0%
Total adjustments to net loss	27.0%	27.2%	40.7%	33.2%
Adjusted EBITDA	(60.2%)	(102.2%)	(86.9%)	(88.1%)

** Adjustments may not add to the total figure due to rounding